UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	September 2 2005
COLE COMPUTER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Nevada	0-23819	76-0547762
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
378 North Main #124 Layton Utah	84041
(Address of Principal Executive Offices)	(Zip Code)
(Registrant's Telephone Number Including Area Code) (801)273-9300
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Wilson Family Communities Inc.

On September 2 2005 Cole Computer Corporation a Nevada corporation (OTCBB: COLV) ("Cole") and Wilson Family Communities Inc. a Delaware corporation ("WFC") entered into an Agreement and Plan of Merger and Reorganization pursuant to which Cole will acquire WFC in a stock-for-stock transaction.

Pursuant to the Agreement and Plan of Reorganization at the closing of the merger Wilson Acquisition Corp. a Delaware corporation and a wholly-owned subsidiary of Cole will merge with and into WFC. WFC will be the surviving corporation and will be a wholly-owned subsidiary of and the sole operating subsidiary of Cole. Upon consummation of the merger each share of WFC common stock will convert into one share of common stock of Cole and each share of WFC Series A Convertible Preferred Stock will convert into one share of common stock of Cole. The closing of the merger remains subject to certain closing conditions including the approval of the stockholders of both WFC and Cole and the approval by Cole stockholders of a reverse stock split of the common stock of Cole.

The contemplated reverse split would reduce the number of shares of currently outstanding Cole common stock to 884463. Immediately after completion of the merger the fully-diluted capitalization of Cole will be approximately 19.4 million shares on a fully-diluted basis. Post-merger approximately 16.8 million shares will be issued or issuable to the current holders of WFC capital stock. Former holders of options to purchase the common stock of WFC will hold rights to purchase in the aggregate approximately 800000 shares of Cole common stock.

The Agreement and Plan of Reorganization and the press release dated September 7 2005 announcing the signing of such agreement are filed herewith as Exhibits 2.1 and 99.1 respectively to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

2.1 Agreement and Plan of Reorganization dated as of September 2 2005 by and among Cole Computer Corporation Wilson Acquisition Corp. Wilson Family Communities Inc. and the Major Shareholders listed on Schedule A thereto.

99.1 Press Release dated September 7 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7 2005	COLE COMPUTER CORPORATION By: /s/ Wayne Mower Wayne Mower President and Chief Executive Officer

Exhibit 2.1

Agreement and Plan of Merger and Reorganization

AGREEMENT AND PLAN OF REORGANIZATION

AMONG

COLE COMPUTER CORPORATION

WILSON ACQUISITION CORP.

WILSON FAMILY COMMUNITIES INC.

AND

THE MAJOR SHAREHOLDERS

Listed on Schedule A Hereto

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (hereinafter the Agreement ) is entered into effective as of this 2nd day of September 2005 by and among Cole Computer Corporation a Nevada corporation (hereinafter "Parent "); Wilson Acquisition Corp. a newly formed Delaware corporation and wholly owned subsidiary of Parent (hereinafter "Merger Sub "); the Major Shareholders listed on Schedule A hereto (hereinafter the Major Shareholders and Wilson Family Communities Inc. a Delaware corporation (hereinafter theCompany .

RECITALS

WHEREAS Parent desires to acquire the Company as a wholly-owned subsidiary and to issue shares of Parent Common Stock (as defined below) to the stockholders of the Company upon the terms and conditions set forth herein. Merger Sub is a wholly-owned subsidiary corporation of Parent that shall be merged into the Company whereupon the Company shall be the surviving corporation of said merger and shall become a wholly-owned subsidiary of Parent (Merger Sub and the Company are sometimes collectively hereinafter referred to as the Constituent Corporations .

WHEREAS the boards of directors of each of Parent Merger Sub and the Company deem it advisable and in the best interests of such corporations and their respective stockholders that Merger Sub merge with and into the Company pursuant to this Agreement and the Delaware Certificate of Merger (in the form attached hereto as Exhibit A) and pursuant to applicable provisions of law (such transaction hereafter referred to as the Merger .

WHEREAS Merger Sub has an authorized capitalization consisting of 50000000 shares of common stock par value $0.001 per share of which 50000000 shares shall be issued and outstanding and owned by Parent as of the closing of the Merger.

WHEREAS Parent has an authorized capitalization consisting of 100000000 shares of common stock par value $0.001 per share ("Parent Common Stock ") of which 884463 shares of Parent Common Stock shall be as of the Effective Date ( as defined below) issued and outstanding and no shares of Parent Common Stock are reserved for issuance pursuant to options warrants or other securities that are convertible into or exchangeable for Parent Common Stock in each case as of the Effective Date.

WHEREAS the Company has an authorized capitalization consisting of 20000000 shares of common stock par value $0.001 per share ("Company Common Stock ") and 10000000 shares of preferred stock par value $0.001 per share ("Company Preferred Stock ") of which 10000000 shares of Company Common Stock are currently issued and outstanding and 10000000 shares of Company Preferred Stock have been designated as Series A Convertible Preferred Stock ("Company Series A Preferred Stock ") 6804789 of which are issued and outstanding as of the Effective Date.

NOW THEREFORE for the mutual consideration set out herein and other good and valuable consideration the sufficiency of which is hereby acknowledged the parties agree as follows:

AGREEMENT

    Plan of Reorganization. The parties to this Agreement do hereby agree that Merger Sub shall be merged with and into the Company upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986 as amended and related sections thereunder.

    Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law Merger Sub shall be merged with and into the Company as of the Effective Date (the terms "Closing " and "Effective Date " are defined in Section 7 hereof). The Company shall be the surviving corporation (hereinafter the Surviving Corporation and the separate existence of Merger Sub shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

      Corporate Existence.

        Commencing with the Effective Date the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights privileges powers franchises and property (real personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations on whatever account all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens if any upon any property of any of the Constituent Corporations shall be preserved unimpaired limited in lien to the property affected by such liens immediately prior to the Effective Date and all debts liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

        At the Effective Date (i) the Amended and Restated Certificate of Incorporation of the Company as amended shall be the Certificate of Incorporation of the Surviving Corporation and the By-laws of the Company as existing immediately prior to the Effective Date shall be and remain the By-laws of the Surviving Corporation; (ii) the members of the Board of Directors of the Company holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine all persons who hold offices of the Company at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

      Conversion of Securities. As of the Effective Date and without any action on the part of Parent Merger Sub the Company or the holders of any of the securities of any of these corporations each of the following shall occur:

        Each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one share of Parent Common Stock Conversion Ratio . All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist and each certificate previously evidencing any such shares shall thereafter represent the right to receive upon the surrender of such certificate in accordance with the provisions of Section 4 hereof certificates evidencing such number of shares of Parent Common Stock respectively into which such shares of Company Common Stock were converted. The holders of such certificates previously evidencing shares of Company Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by law. The shares of Parent Common Stock issued to the holders of the capital stock of the Company shall be subject to certain restrictions on any sale assignment transfer encumbrance or other manner of disposition as more fully set forth below;

        Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Date shall be automatically converted into one share of Parent Common Stock. All such shares of Company Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist and each certificate previously evidencing any such shares shall thereafter represent the right to receive upon the surrender of such certificate in accordance with the provisions of Section 4 hereof certificates evidencing such number of shares of Parent Common Stock respectively into which such shares of Company Series A Preferred Stock were converted. The holders of such certificates previously evidencing shares of Company Series A Preferred Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Company Series A Preferred Stock except as otherwise provided herein or by law. The shares of Parent Common Stock issued to the holders of the capital stock of the Company shall be subject to certain restrictions on any sale assignment transfer encumbrance or other manner of disposition as more fully set forth below;

        Any shares of capital stock of the Company held in the treasury of the Company immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

        Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation which shall be owned by Parent;

        Notwithstanding anything in this Agreement to the contrary any shares of the capital stock of the Company issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Stockholder ") who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with the Delaware General Corporation Law ("Dissenting Shares ") shall not be converted into a right to receive the Parent Common Stock at the Effective Time but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware unless and until such holder fails to perfect or withdraws or otherwise loses such holders right to appraisal and payment under the Delaware General Corporation Law DGCL . At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof all Dissenting Shares shall be cancelled and shall cease to exist. If after the Effective Time such Dissenting Stockholder fails to perfect or withdraws or otherwise loses such holders right to appraisal such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into a right to receive upon surrender as provided above Parent Common Stock without any interest thereon. The Company shall give Wilson Holdings Inc. prompt notice of any demands received for appraisal of shares of the capital stock of the Company any withdrawals of any such demands and any other instruments served pursuant to the DGCL and received by the Company.

      Other Matters.

        The shares of Parent Common Stock to be issued pursuant to this Agreement to the current stockholders of the Company (the ;Company Stockholders shall be subject to a prohibition against any sale assignment transfer encumbrance or other manner of disposition (a "Transfer ") for a period of twelve (12) months after the Effective Date Transfer Restriction . After the Effective Date the Board of Directors of Parent (as then constituted) shall release ten percent (10%) of such shares from the Transfer Restriction for each thirty day period that has elapsed subsequent to the Effective Time. The Board of Directors of Parent in their sole discretion depending on market conditions may elect to release more or less than ten percent (10%) of such shares from the Transfer Restrictions in any thirty day period. The number of shares of Parent Common Stock held by the former Company shareholders to be released from the Transfer Restriction shall in any case be determined pro-rata based on the ownership of Parent Common Stock among the former Company shareholders.

          The certificates representing shares of Parent Common Stock to be issued pursuant to this Agreement shall unless and until the Transfer Restriction has been released as to the shares such certificate represents bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD ASSIGNED TRANSFERRED ENCUMBERED OR IN ANY MANNER DISPOSED OF UNTIL ONE YEAR FROM THE DATE OF ISSUANCE OR AT SUCH EARLIER TIME AS THE RESTRICTIONS ARE REMOVED BY THE CORPORATION."

          Parent may impose stop-transfer orders to effectuate these provisions.

        Upon the effectiveness of the Merger each outstanding option or warrant to purchase Company Common Stock whether or not then exercisable shall be converted into an option or warrant to purchase (in substitution for each share of Company Common Stock subject to an option or warrant to purchase Company Common Stock) one share of Parent Common Stock at a price equal to the exercise price per share in effect immediately prior to the Merger. All other terms and conditions of each option or warrant to purchase Company Common Stock shall remain the same.

        At the Closing the Board of Directors of Parent shall increase the size of the Board of Directors of Parent to consist of five (5) directors and the existing directors of Parent shall nominate and elect to the Board of Directors of Parent Victor Ayad Mike Luigs Chris Ney and Barry Williamson and Clark N. Wilson or such other persons designated by the Company and all of the persons serving as directors and officers of Parent immediately prior to the Closing shall thereafter resign from all of their positions with Parent all subject to compliance with Rule 14f-1 promulgated under the Securities Exchange Act of 1934 as amended Exchange Act .

    Escrow. On the Effective Date Parent and the Major Shareholders shall deliver to The Drage Law Firm P.C. Escrow Agent certificates representing 176892 shares of Parent Common Stock Escrow Shares . The Escrow Shares shall be held in escrow for the purpose of securing the indemnification obligations of the Major Shareholders set forth in this Agreement. The Escrow Shares shall be held by the Company under the Escrow Agreement attached hereto as Exhibit B and pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien attachment trustee process or any other judicial process of any creditor of any party and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

      The adoption of this Agreement and the approval of the Merger by the Major Shareholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto including without limitation the placement of the Escrow Shares in escrow and the appointment of the Shareholder Representatives.

      During the term of the Escrow Agreement all dividends paid on the Escrow Shares will be distributed currently to the Major Shareholders and all voting rights of the Escrow Shares will be exercisable by or on behalf of the Major Shareholders or their authorized agent(s).

    Delivery of Shares. Promptly after the Effective Date Parent shall mail to each record holder of certificates formerly representing all of such holders shares of Company capital stockOld Certificates at the address set forth on books of Parent (i) a notice of the effectiveness of the Merger and (ii) a Letter of Transmittal in a form reasonably acceptable to the Company. The Letter of Transmittal shall include an undertaking to be bound by the restrictions on transfer contained herein. Upon surrender of an Old Certificate together with a Letter of Transmittal duly executed and completed in accordance with the instructions thereto the holder of such Old Certificate (other than Old Certificates representing Dissenting Shares) shall be entitled to receive in exchange therefor certificates representing the shares of Parent Common Stock into which such holders shares of Company capital stcok were converted pursuant to the Merger New Certificates that such holder is entitled to receive which shall be delivered by Parent in accordance with the instructions provided by such holder in the Letter of Transmittal executed by such holder. Until surrendered and exchanged as herein provided each outstanding certificate which prior to the Effective Date represented Company Common Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of Parent Common Stock into which the shares of Company Common Stock represented by such certificate shall have been so converted. No dividends or other distributions declared or made with respect to Parent Common Stock after the Effective Date will be paid to the holder of any certificate that prior to the Effective Date evidenced shares of Company Common Stock until the holder of such certificate surrenders or exchanges such certificate as herein provided. Subject to the effect of any applicable abandoned property escheat or similar laws following surrender of any such certificate there will be paid to the holder of the certificates evidencing shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Date but prior to the surrender and a payment date occurring after surrender payable with respect to such shares of Parent Common Stock less any withholding taxes which are required thereon. No party hereto will be liable to any former holder of Company Common Stock for any Parent Common Stock or dividends or distributions thereon in each case delivered to a public official pursuant to any applicable abandoned property escheat or similar law. In the event any certificate representing Company Common Stock shall have been lost stolen or destroyed upon the making of an affidavit of that fact by the holder of Company Common Stock claiming such certificate to be lost stolen or destroyed and an agreement by such holder to indemnify and hold harmless Parent and the Surviving Corporation against any claim that may be made against them with respect to such certificate Parent will issue in exchange for such lost stolen or destroyed certificate Parent Common Stock to which such holder is entitled pursuant to this Agreement.

    Representations of the Company. The Company hereby represents and warrants as follows which warranties and representations shall also be true as of the Closing:

      As of the Effective Date 10000000 shares of Company Common Stock are issued and outstanding and 6804789 shares of the Company Series A Preferred Stock are issued and outstanding. Other than the exercise or conversion of outstanding options or warrants to purchase Company Common Stock the foregoing shares represent all of the shares of the Companys capital stock that will be issued and outstanding as of the Closing.

      The issued and outstanding shares of Company Common Stock and Company Preferred Stock constitute duly authorized validly issued shares of capital stock of the Company. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are fully paid and nonassessable.

      The Company audited financial statements as of and for the year ended June 30 2005 which have been made available to Parent (hereinafter referred to as theCompany Financial Statements fairly present the financial condition of the Company as of the date thereof and the results of its operations for the period covered. Other than as set forth in any schedule or Exhibit attached hereto and except as may otherwise be set forth or referenced herein there are no material liabilities or obligations either fixed or contingent not disclosed or referenced in the Company Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since June 30 2005; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of the Company as reflected in the Company Financial Statements. The Company has or will have at the Closing good title to all assets shown on the Company Financial Statements subject only to dispositions and other transactions in the ordinary course of business the disclosures set forth therein and liens and encumbrances of record. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto and except for the absence of footnotes).

      Except as set forth in Schedule 5(d) since June 30 2005 there have not been any material adverse changes in the financial position of the Company except changes arising in the ordinary course of business which changes will not materially and adversely affect the financial position of the Company.

      The Company is not a party to any material pending litigation or to the knowledge (herein "Knowledge ") of its executive officers any governmental investigation or proceeding not reflected in the Company Financial Statements and to its Knowledge no material litigation claims assessments or any governmental proceedings are threatened against the Company.

      The Company is in good standing in the State of Delaware and is in good standing and duly qualified to do business in each state where the Company is required to be so qualified except where the failure to so qualify would have no material negative impact on the Company.

      The Company has or by the Closing will have filed all material tax governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing except where the failure to do so would not have a material adverse effect on the Company.

      The Company has not materially breached any material agreement to which it is a party. The Company has made available to Parent copies of or access to all material contracts commitments and/or agreements to which the Company is a party including all contracts covering relationships or dealings with related parties or affiliates.

      The Company has no subsidiary corporations.

      The Company has made its corporate financial records minute books and other corporate documents and records available for review to present management of Parent prior to the Closing during reasonable business hours and on reasonable notice.

      The Company has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing be duly authorized by the Board of Directors of the Company and by the stockholders of the Company. The execution of this Agreement does not materially violate or breach any material agreement or contract to which the Company is a party and the Company to the extent required has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which the Company is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company.

      Information regarding the Company which has been delivered by the Company to Parent for use in connection with the Merger is true and accurate in all material respects.

    Representations of Parent Merger Sub and the Major Shareholder. Parent Merger Sub and the Major Shareholders hereby jointly and severally represent and warrant as follows each of which representations and warranties shall also be true as of the Closing:

      As of the Closing the shares of Parent Common Stock to be issued and delivered to the Company Stockholders hereunder and in connection herewith will when so issued and delivered constitute duly authorized validly and legally issued fully-paid nonassessable shares of Parent capital stock will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances. As of the Closing the shares of Parent Common Stock to be reserved for issuance to the holders of options and warrants to purchase Company Common Stock when so issued and delivered in accordance with such options or warrants will constitute duly authorized validly and legally issued fully-paid nonassessable shares of Parent capital stock will not be issued in violation of any preemptive or similar rights and will be issued free and clear of all liens and encumbrances.

      Parent and Merger Sub each has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the respective Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub and (ii) do not need to be approved or authorized by the stockholders of Parent. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a legal valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms except as enforcement may be limited by applicable bankruptcy insolvency or other laws affecting creditors rights generally or by legal principles of general applicability governing the availability of equitable remedies. The execution and performance of this Agreement will not constitute a material breach of any agreement indenture mortgage license or other instrument or document to which Parent Merger Sub or any Major Shareholder is a party or to which it is otherwise subject and will not violate any judgment decree order writ law rule statute or regulation applicable to Parent Merger Sub any Major Shareholder or their respective properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or Certificate of Incorporation or by-laws of either Parent or Merger Sub.

      Parent has delivered to the Company a true and complete copy of its audited financial statements for the fiscal years ended December 30 2002 2003 and 2004 and the unaudited financial statements for the three months ended June 30 2005 Parent Financial Statements . The Parent Financial Statements are complete accurate and fairly present the financial condition of Parent as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. Merger Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been is and will remain inactive except for purposes of the Merger and it has no assets liabilities contracts or obligations of any kind other than as incurred in the ordinary course of business in connection with its incorporation in Delaware. Parent has no subsidiaries (other than Merger Sub) or affiliates and does not have any direct or indirect equity participation or similar interest in any corporation partnership limited liability company joint venture trust or other business. Merger Sub has no subsidiaries or affiliates (other than Parent) and does not have any direct or indirect equity participation or similar interest in any corporation partnership limited liability company joint venture trust or other business.

      Since June 30 2005 there have not been any material adverse changes in the financial condition of Parent. At the Closing neither Parent nor Merger Sub shall have any material assets other than those reflected in the Parent Financial Statements. At Closing Parent shall have entered into agreements effective as of the Effective Time to convert all liabilities of Parent into shares of Parent Common Stock such that at the Effective Time Parent shall not have any liabilities of any kind. Merger Sub now has no and at Closing shall not have any liabilities of any kind.

      Neither Parent nor Merger Sub is a party to or the subject of any pending litigation claims or governmental investigation or proceeding not reflected in the Parent Financial Statements and to the Knowledge of any Major Shareholder Parent and Merger Sub there are no lawsuits claims assessments investigations or similar matters threatened or contemplated against or affecting Merger Sub Parent or the management or properties of Parent or Merger Sub.

      Parent and Merger Sub are each duly organized validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the States of Nevada and Utah.

      Parent and Merger Sub have each filed all federal state county and local income excise property and other tax governmental and/or other returns forms filings or reports which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the Parent Financial Statements for the payment of all taxes fees or assessments which have or may become due pursuant to such returns filings or reports or pursuant to any assessments received. Neither Parent nor Merger Sub is delinquent or obligated for any tax penalty interest delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

      At the Effective Date (without giving effect to the issuance of Parent Common Stock pursuant to the Merger) Parents authorized capital stock will consist of 100000000 shares of Parent Common Stock of which 884463 shares of Parent Common Stock will be issued and outstanding. Merger Subs capitalization consists solely of 50000000 authorized shares of common stock par value $0.001 per share of which 50000000 shares are outstanding all of which are owned by Parent free and clear of all liens claims and encumbrances. All outstanding shares of capital stock of Parent and Merger Sub are and shall be at Closing validly issued fully paid and nonassessable. There are no existing options convertible or exchangeable securities calls claims warrants preemptive rights registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either Parent or Merger Sub. There are no voting trusts proxies or other agreements commitments or understandings of any character to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound with respect to the voting of any capital stock of Parent or Merger Sub. There are no outstanding stock appreciation phantom stock or similar rights with respect to any capital stock of Parent or Merger Sub. There are no outstanding obligations to repurchase redeem or otherwise acquire any shares of capital stock of Parent or Merger Sub.

      Parent and Merger Sub have (and at the Closing they will have) disclosed in writing to the Company all events conditions and facts materially affecting the business financial conditions (including any liabilities contingent or otherwise) or results of operations of either Parent or Merger Sub.

      The financial records minute books and other documents and records of Parent and Merger Sub have been made available to the Company prior to the Closing. The records and documents of Parent and Merger Sub that have been delivered to the Company constitute all of the records and documents of Parent and Merger Sub that any Major Shareholder is aware of or that are in his or her possession or in the possession of Parent or Merger Sub.

      Neither Parent nor Merger Sub has breached nor is there any pending or to the Knowledge of any Major Shareholder any existing or threatened claim that Parent or Merger Sub has breached any of the terms or conditions of any agreements contracts commitments or other documents to which it is a party or by which it is or its properties are bound. The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which Parent or Merger Sub is subject. Each of Parent and Merger Sub hereby represent and warrant that it is not a party to any material contract or commitment and that it has disclosed to the Company in writing all previous or existing relationships or dealings with related or controlling parties or affiliates of Parent Merger Sub or any Major Shareholder. Each of Parent and Merger Sub hereby represent and warrant that there are no currently existing agreements with any affiliates related or controlling persons or entities of Parent Merger Sub or any Major Shareholder.

      Parent has complied with all of the provisions relating to the issuance of securities and for the registration thereof under the Securities Act of 1933 as amended Securities Act other applicable securities laws and all applicable blue sky laws in connection with any and all of its stock issuances. There are no outstanding pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws. All issued and outstanding shares of Parents capital stock were offered and sold in compliance with federal and state securities laws and were not offered sold or issued in violation of any preemptive right right of first refusal or right of first offer and are not subject to any right of recission.

      All information regarding Parent which has been provided to the Company by Parent or set forth in any document or other communication disseminated to any former existing or potential shareholders of Parent or to the public or filed with The National Association of Securities Dealers Inc. ("NASD ") or the Securities and Exchange Commission ("SEC ") or any state securities regulators or authorities is true complete accurate in all material respects not misleading and was and is in full compliance with all securities laws and regulations.

      Parent is and has been in compliance with and Parent has conducted any business previously owned or operated by it in compliance with all applicable laws orders rules and regulations of all governmental bodies and agencies including applicable securities laws and regulations (including without limitation the Sarbanes Oxley Act of 2002) and environmental laws and regulations except where such noncompliance has and will have in the aggregate no material adverse effect. Parent has not received notice of any noncompliance with the foregoing nor does it or any Major Shareholder have Knowledge of any claims or threatened claims in connection therewith. Parent has never conducted any operations or engaged in any business transactions whatsoever other than as set forth in the reports Parent has previously filed with the SEC.

      Without limiting the foregoing (i) Parent and any other person or entity for whose conduct Parent is legally held responsible are and have been in material compliance with all applicable federal state regional and local laws statutes ordinances judgments rulings and regulations relating to any matters of pollution protection of the environment health or safety or environmental regulation or control and (ii) neither Parent nor any other person for whose conduct Parent is legally held responsible has manufactured generated treated stored handled processed released transported or disposed of any hazardous substance on under from or at any of Parents properties or in connection with Parents operations.

      Parent has timely filed all required documents reports and schedules with the SEC the NASD and any applicable state or regional securities regulators or authorities (collectively the Parent SEC Documents As of their respective dates the Parent SEC Documents complied in all material respects with the requirements of the Securities Act the Exchange Act the NASD rules and regulations and state and regional securities laws and regulations as the case may be and at the respective times they were filed none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The financial statements (including in each case any notes thereto) of Parent included in the Parent SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of Parent as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject in the case of unaudited statements to normal year-end audit adjustments and to any other adjustments described therein).

      Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the Parent Financial Statements there is no basis for any assertion against Parent of any material liabilities or obligations of any nature whether absolute accrued contingent or otherwise and whether due or to become due known or unknown including without limitation any liability for taxes (including e-commerce sales or other taxes) interest penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay unemployment compensation or otherwise) becoming due from Parent to any person or entity including without limitation any employee director officer or affiliate or former employee director officer or affiliate of Parent (b) increase any benefits otherwise payable to any person or entity including without limitation any employee director officer or affiliate or former employee director officer or affiliate of Parent or (c) result in the acceleration of the time of payment or vesting of any such benefits.

      No aspect of Parents past or present business operations or assets is of such a character as would restrict or otherwise hinder or impair Parent from carrying on the business of Parent as it is presently being conducted by Parent.

      Parent has no material contracts commitments arrangements or understandings relating to its business operations financial condition prospects or otherwise. For purposes of this Section 6 "material" means payment or performance of a contract commitment arrangement or understanding which is expected to involve payments in excess of $2000.

      Other than this Agreement and the transactions contemplated hereby there are no outstanding contracts commitments or bids or services development sales or other proposals of either Parent or Merger Sub.

      There are no outstanding lease commitments that cannot be terminated without penalty upon 30-days notice or any purchase commitments in each case of either Parent or Merger Sub.

      No representation or warranty by Parent or Merger Sub contained in this Agreement and no statement contained in any certificate schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. There is no current or prior event or condition of any kind or character pertaining to Parent that may reasonably be expected to have a material adverse effect on Parent or its subsidiaries. Except as specifically indicated elsewhere in this Agreement all documents delivered by Parent in connection herewith have been and will be complete originals or exact copies thereof.

      Assuming all corporate consents and approvals have been obtained and assuming the appropriate filings and mailings are made by Parent under the Securities Act the Exchange Act with the NASD and with the Secretary of State of Delaware the execution and delivery by Parent of this Agreement and the closing documents and the consummation by Parent of the transactions contemplated hereby do not and will not (i) require the consent approval or action of or any filing or notice to any corporation firm person or other entity or any public governmental or judicial authority (except for such consents approvals actions filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); or (ii) violate any order writ injunction decree judgment ruling law rule or regulation of any federal state county municipal or foreign court or governmental authority applicable to Parent or its business or assets. Parent is not subject to or a party to any mortgage lien lease agreement contract instrument order judgment or decree or any other material restriction of any kind or character which would prevent hinder restrict or impair the continued operation of the business of Parent (or to the Knowledge of Parent the continued operation of the business of the Company) after the Closing.

      Wayne Mower is the sole director and sole executive officer of each of Parent and Merger Sub. Except for Mower Parent currently has no employees consultants or independent contractors other than its attorneys and accountants and there are no labor disputes grievances or requests for arbitration. Parent has no pension retirement savings profit sharing stock-based incentive compensation or other similar employee benefit plan.

      Except as filed as exhibits to the Parent SEC Documents Parent has no "material contracts" (as defined in Item 601(b)(10) of Regulation S-B of the SEC) to which it is a party. Parent is not a party to or bound by any contract which would prohibit or materially delay the consummation of the transactions contemplated by this Agreement. All of the Parents "material contracts" are in good standing valid and effective in accordance with their respective terms and neitherParent nor any other party to a "material contract" of Parent has violated any provision of or committed or failed to perform any act which with or without notice lapse of time or both would constitute a default under the provisions of any such "material contract."

      Except as set forth in (i) the Parent SEC Documents there are no liabilities (including but not limited to tax liabilities) or claims against PArent (whether such liabilities or claims are contingent or absolute direct or indirect and matured or unmatured), and there is no existing condition situation or set of circumstances which could reasonably be expected to result in such a liability or claim.

      Parent is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with managements general or specific authorizations (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability (iii) access to assets is permitted only in accordance with managements general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Parent and designed such disclosures controls and procedures to ensure that material information relating to Parent is made known to the certifying officers by others within Parent particularly during the period in which Parents Form 10-KSB or 10-QSB as the case may be is being prepared. Parents certifying officers have evaluated the effectiveness of Parents controls and procedures as of the date of its most recently filed periodic report (such date the Evaluation Date. Parent presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date there have been no significant changes in Parents internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or in other factors that could significantly affect Parents internal control over financial reporting. Parents auditors at all relevant times have been duly registered in good standing with the Public Company Accounting Oversight Board.

      There are no legal administrative arbitral or other proceedings claims suits actions or governmental investigations of any nature pending or to Parents knowledge threatened directly or indirectly involving Parent or its officers directors or affiliates including but not limited to any stockholder claims or derivative actions or challenging the validity or propriety of the transactions contemplated by this Agreement. Parent is not subject to any order judgment injunction rule or decree of any Governmental Authority or arbitrator.

      Parent has all Permits required to own lease and operate its properties and to carry on its business as currently conducted. Parent: (i) is not in default under or in violation of (and no event has occurred that has not been waived that with notice or lapse of time or both would result in a default by Parent under) nor has Parent received notice of a claim that it is in default under or that it is in violation of any indenture mortgage deed of trust or other agreement instrument or contract to which Parent is a party or by which it or any of its assets or properties are bound (whether or not such default or violation has been waived) (ii) is not in violation of any order of any court arbitrator or governmental body (iii) is not and has not been in violation of any law order rule regulation writ injunction judgment or decree of any Governmental Authority having jurisdiction over Parent or any of its business or properties including federal and state securities laws and regulations and (iv) is not in violation of any of its Permits.

      No sale of Parents securities or Parents use of the proceeds from such sale has violated the Trading with the Enemy Act as amended or any of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B Chapter V as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing Parent (i) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (ii) does not engage in any dealings or transactions or be otherwise associated with any such person. Parent is in compliance with the USA Patriot Act of 2001.

      There are no disagreements of any kind presently existing or reasonably anticipated by Parent to arise between the accountants and lawyers formerly or presently employed by Parent and Parent is current with respect to any fees owed to its accountants and lawyers.

      Parent has complied with all applicable environmental laws. There is no pending or threatened civil or criminal litigation written notice of violation formal administrative proceeding or investigation inquiry or information request by any Governmental Authority or other entity relating to any environmental law involving Parent

      The Parent Common Stock has been approved for listing on the Over-The-Counter Bulletin Board OTCBB and Parent has and continues to satisfy all of the requirements of the OTCBB for such listing and for the trading of Parent Common Stock thereunder.

      Parent confirms that neither it nor any other Person acting on its behalf has provided the Company or its agents or counsel with any information that constitutes or might constitute material nonpublic information concerning Parent. Parent understands and confirms that the Company will rely on the foregoing representations in effecting transactions in securities of Parent. All disclosure provided to the Company regarding Parent its business and the transactions contemplated hereby furnished by or on behalf of Parent with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading. Parent acknowledges and agrees that the Company has not made nor is the Company making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

    Closing. The Closing of the transactions contemplated herein shall take place at the offices of Andrews Kurth LLP 111 Congress Avenue Suite 1700 Austin Texas 78701 on such date ;Closing as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered which Closing shall occur on or before October 1 2005. The Effective Date of the Merger shall be that date and time specified in the Certificate of Merger as the date on which the Merger shall become effective.

    Actions Prior to Closing.

      Prior to the Closing the Company on the one hand and Parent and Merger Sub on the other hand shall be entitled to make such investigations of the assets properties business and operations of the other party and to examine the books records tax returns financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the parties hereto shall cooperate fully therein. Until the Closing and if the Closing shall not occur thereafter each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and shall not disclose nor use for their own benefit any information or documents obtained from the other party concerning the assets properties business and operations of such party unless such information (i) is readily ascertainable from public or published information (ii) is received from a third party not under any obligation to keep such information confidential or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason each party shall return to the other all such confidential information including notes and compilations thereof promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

      Prior to the Closing the Company Parent Merger Sub and each Major Shareholder agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that Parent is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby Parent shall provide the Company with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that the Company may request.

      Prior to the Closing except as contemplated by this Agreement there shall be no stock dividend stock split recapitalization or exchange of shares with respect to or rights options or warrants issued in respect of Parent Common Stock after the date hereof and there shall be no dividends or other distributions paid on Parent Common Stock after the date hereof in each case through and including the Closing. Parent and Merger Sub shall conduct no business prior to the Closing other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby. Prior to the Closing Parent and Merger Sub shall not take any action or enter into any agreement to issue or sell any shares of capital stock of Parent or Merger Sub or any securities convertible into or exchangeable for any shares of capital stock of Parent or Merger Sub or to repurchase redeem or otherwise acquire any of the issued and outstanding capital stock of Parent or Merger Sub without the prior written consent of the Company.

      Prior to the Closing Parent and Merger Sub shall conduct their business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken. Prior to the Closing except as contemplated hereby Parent and Merger Sub shall not incur any liabilities or obligations without the prior written consent of the Company.

      Prior to the Closing Parent will timely file all required Parent SEC Documents and comply in all material respects with the requirements of the Securities Act the Exchange Act the NASD rules and regulations and state and regional securities laws and regulations.

      Prior to the Closing if requested by the Company Parent shall adopt a new stock option plan in the manner requested by the Company.

      Prior to the Closing Parent and each Major Shareholder shall take such actions as shall be necessary to cancel any liabilities of Parent so that Parent shall have no liabilities at the Effective Time.

      Prior to the Closing Parent and each Major Shareholder shall take such actions as shall be necessary to effect a reverse split of Parent Common Stock such that the capital stock of Parent issued and outstanding at the Effective Time (without giving effect to the issuance of Parent Common Stock pursuant to the Merger) shall be approximately 884463 shares of Parent Common Stock Reverse Split .

      Prior to the Closing Parent shall take such action as shall be necessary to change the name of Parent to "Wilson Holdings Inc." If this Agreement is terminated in accordance with Section 16(c) Parent agrees to change its name back to "Cole Computer Corporation" or to such other name as authorized by the Company promptly following such termination.

    Conditions Precedent to the Obligations of the Company. All obligations of the Company under this Agreement are subject to the fulfillment prior to or as of the Closing of each of the following conditions:

      The representations and warranties by or on behalf of Parent Merger Sub and each Major Shareholder contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

      Parent and Merger Sub shall have performed and complied with all covenants agreements and conditions set forth or otherwise contemplated in and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

      The directors of Parent and the directors and sole stockholder of Merger Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

      On or before the Closing Date Parent and Merger Sub shall have delivered to the Company certified copies of resolutions of the stockholders and the directors of Merger Sub and Parent approving and authorizing the execution delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Parent and Merger Sub to comply with the terms of this Agreement including the election of the Companys nominees to the Board of Directors of Parent and all matters outlined or contemplated herein.

      The Merger shall be permitted by applicable state law and otherwise and Parent shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

      At Closing all of the directors and officers of Parent shall have resigned in writing from their positions as directors and officers of Parent effective upon the election and appointment of the Company nominees and the directors of Parent shall take such action as may be necessary or desirable regarding such election and appointment of the Company nominees.

      At the Closing all instruments and documents delivered by Parent or Merger Sub including to the Company Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for the Company.

      The shares of Parent capital stock to be issued to the Company Stockholders at Closing will be validly issued nonassessable and fully paid under Nevada corporation law.

      The Company shall have received all necessary and required approvals and consents from required parties and from its stockholders.

      The Company shall have completed a due diligence review of Parent to the Companys satisfaction.

      Parent shall have effected the Reverse Split such that the capital stock of Parent issued and outstanding immediately at the Effective Time (without giving effect to the issuance of Parent Common Stock pursuant to the Merger) shall be approximately 884463 shares of Parent Common Stock. Parent and Merger Sub shall have no liabilities whether or not accrued and there shall be no pending actions proceedings or claims made or to the Knowledge of Parent or any Major Shareholder threatened against Parent at the Effective Time.

      At the Closing Parent and Merger Sub shall have delivered to the Company an opinion of Parents legal counsel dated as of the Closing to the effect that:

        Each of Parent and Merger Sub is a corporation duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation;

        This Agreement has been duly authorized executed and delivered by Parent and Merger Sub and is a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms;

        Parent and Merger Sub each through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

        The documents executed and delivered to the Company and the Company Stockholders hereunder are valid and binding in accordance with their terms and vest in the Company Stockholders all right title and interest in and to the shares of Parents capital stock to be issued pursuant to Section 2 hereof and the shares of Parent capital stock when issued will be duly and validly issued fully paid and nonassessable;

        Parent and Merger Sub each has the corporate power to execute deliver and perform under this Agreement; and

        Legal counsel for Parent and Merger Sub is not aware of any liabilities claims or lawsuits involving Parent or Merger Sub.

    Conditions Precedent to the Obligations of Parent and Merger Sub. All obligations of Parent and Merger Sub under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

      The representations and warranties by the Company contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made at and as of such times.

      The Company shall have performed and complied with in all material respects all covenants agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

      The Company shall deliver an opinion of its legal counsel to the effect that:

        The Company is a corporation duly incorporated validly existing and in good standing under the laws of the state of its incorporation;

        This Agreement has been duly authorized executed and delivered by the Company;

        The Board of Directors and stockholders of the Company have taken all corporate action necessary for performance under this Agreement; and

        The Company has the corporate power to execute deliver and perform under this Agreement.

    Survival and Indemnification. All representations warranties covenants and agreements contained in this Agreement or in any schedule certificate document or statement delivered pursuant hereto shall survive (and not be affected in any respect by) the Closing any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing the representations and warranties contained in or made pursuant to this Agreement shall terminate on and no claim or action with respect thereto may be brought after the third anniversary of the Effective Date except that the representations and warranties contained in Section 6(h) of this Agreement shall survive indefinitely. The representations and warranties which terminate on the third anniversary of the Effective Date and the liability of any party with respect thereto pursuant to this Section 11 shall not terminate with respect to any claim whether or not fixed as to liability or liquidated as to amount with respect to which the appropriate party has been given written notice setting forth the facts upon which the claim for indemnification is based prior to the third anniversary of the Effective Date as the case may be.

      The parties shall indemnify each other as set forth below:

      Subject to the provisions of this Section 11 each of the Major Shareholder Parent and Merger Sub (individually and collectively the Parent Group shall jointly and severally indemnify and hold harmless the Company and the Companys past present and future officers directors stockholders employees attorneys and agents (and after the Closing the Major Shareholder shall also indemnify Parent) (collectively the Company Indemnified Parties from and against any Losses (as defined below) including without limitation any reasonable legal expenses to the extent arising from relating to or otherwise in respect of (i) any inaccuracy or breach of any representation or warranty of the Parent Group contained in Sections 6 or 14 of this Agreement (as of the date hereof or as of the Closing) or of any representation warranty or statement made in any schedule certificate document or instrument delivered by the Parent Group or any officer or any of them at or in connection with the Closing in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects) or (ii) the breach by the Parent Group of or failure by the Parent Group to perform any of its covenants or agreements contained in this Agreement; provided however that (A) no member of the Parent Group shall be responsible for any Losses with respect to the matters referred to in clauses (i) or (ii) of this Section 11(a) until the cumulative aggregate amount of all such Losses exceeds $10000 in which event the Parent Group shall then be liable for all such cumulative aggregate Losses including the first $10000. Each member of the Parent Group specifically acknowledges and agrees that any member of the Company Indemnified Party may proceed against any member of the Parent Group under this Section 11 without contemporaneously or at any time proceeding against any other member of the Parent Group. As used herein "Losses " shall mean any and all demands claims complaints actions or causes of action suits proceedings investigations arbitrations assessments losses damages payments liabilities or obligations (including those arising out of any action such as any settlement or compromise thereof or judgment or award therein) and any fees costs and expenses related thereto and the term "legal expenses " shall mean the fees costs and expenses of any kind incurred by any party indemnified herein and its counsel in investigating preparing for defending against or providing evidence producing documents or taking other action with respect to any threatened or asserted claim.

      Subject to the provisions of this Section 11 the Company shall indemnify and hold harmless each member of the Parent Group (collectively the Parent Group Indemnified Parties from and against any Losses (including without limitation any reasonable legal expenses) to the extent arising from relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of the Company contained in Sections 5 or 14 of this Agreement (as of the date hereof or as of the Closing) or of any representation warranty or statement made in any schedule certificate document or instrument delivered by the Company or an officer of the Company at or in connection with the Closing in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects) or (ii) the breach by the Company of or failure by the Company to perform any of its covenants or agreements contained in this Agreement; provided however that the Company shall not be responsible for any Losses with respect to the matters until the cumulative aggregate amount of such Losses exceeds $10000 in which event the Company shall then be liable for all such cumulative aggregate Losses including the first $10000.

      The procedure for satisfaction of claims from the Escrow Shares is set forth in the Escrow Agreement; and in the event that the Escrow Shares have been exhausted the procedure for satisfaction of claims is as follows: In order for a Company Indemnified Party or Parent Group Indemnified Party (an "Indemnified Party ") to be entitled to any indemnification provided for under this Agreement the Indemnified Party shall deliver notice of its claim for indemnification with reasonable promptness after determining to make such claim to the Parent Group or any member thereof (in the case of any indemnification claim under Section 11(a)(1)) or to Parent (in the case of any indemnification claim under Section 11(a)(2)). The failure by any Indemnified Party so to notify the Parent Group (or any member thereof) or Parent as the case may be shall not relieve any relevant indemnifying party (each relevant member of the Parent Group or the Company as the case may be being referred to herein as an "Indemnifying Party ") from any liability which he or it may have to such Indemnified Party under this Agreement except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure. If an Indemnifying Party does not notify the Indemnified Party within 30 calendar days following receipt by it of such notice that such Indemnifying Party disputes its liability to the Indemnified Party under this Agreement such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Party under this Agreement and such Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or in the case of any notice in which the amount of the claim (or any portion thereof) is estimated on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If an Indemnifying Party has timely disputed its liability with respect to such claim as provided above such Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and if not resolved through negotiations such dispute shall be resolved by litigation in accordance with the terms of this Agreement.

      (i) If the claim involves a third party claim (a "Third Party Claim ") then the Indemnifying Party shall have the right at its sole cost expense and ultimate liability regardless of the outcome and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party) to litigate defend settle or otherwise attempt to resolve such Third Party Claim; provided however that if in the Indemnified Partys reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim then the Indemnified Party shall be entitled to select counsel of its own choosing reasonably satisfactory to the Indemnifying Party in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel.

        Notwithstanding the preceding paragraph if in the Indemnified Partys reasonable judgment no such conflict exists the Indemnified Party may but will not be obligated to participate at its own expense in a defense of such Third Party Claim by counsel of its own choosing but the Indemnifying Party shall be entitled to control the defense unless (A) in the case where only money damages are sought the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or (B) in the case where equitable relief is sought the Indemnified Party elects to participate in and jointly control the defense thereof.

        Whenever the Indemnifying Party controls the defense of a Third Party Claim the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. The Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

        In the event the Indemnifying Party fails to timely defend contest or otherwise protect the Indemnified Party against any such claim or suit the Indemnified Party may but will not be obligated to defend contest or otherwise protect against the same and make any compromise or settlement thereof and in such event or in the case where the Indemnified Party jointly controls such claim or suit the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party including attorneys fees disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof.

        The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

      The amount of Losses for which indemnification is provided hereunder shall be computed without regard to any insurance recovery related to such losses.

    Nature of Representations. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation warranty agreement promise or information written or oral made by the other party or any other person other than as specifically set forth herein.

    Documents at Closing. At the Closing the following documents shall be delivered:

      The Company will deliver or will cause to be delivered to Parent the following:

        a certificate executed by the President of the Company to the effect that all representations and warranties made by the Company under this Agreement are true and correct as of the Closing the same as though originally given to Parent or Merger Sub on said date;

        a certificate from the State of Delaware dated within five business days of the Closing to the effect that the Company is in good standing under the laws of Delaware;

        such other instruments documents and certificates if any as are required to be delivered pursuant to the provisions of this Agreement;

        executed copy of the Certificate of Merger for filing in Delaware;

        certified copies of resolutions adopted by the stockholders and directors of the Company authorizing the Merger;

        all other items the delivery of which is a condition precedent to the obligations of Parent and Merger Sub as set forth herein; and

        the legal opinion required by Section 9(l) hereof.

      Parent and Merger Sub will deliver or cause to be delivered to the Company:

        stock certificates representing those securities of Parent to be issued as a part of the Merger as described in Section 2 hereof;

        a certificate of the President of Parent and Merger Sub respectively to the effect that all representations and warranties of Parent and Merger Sub made under this Agreement are true and correct as of the Closing the same as though originally given to the Company on said date;

        certified copies of resolutions adopted by the stockholders and the Board of Directors of Merger Sub and the Board of Directors of Parent authorizing the Merger and all related matters;

        certificates from the jurisdiction of incorporation of Parent and Merger Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

        executed copy of the Certificate of Merger for filing in Delaware;

        opinion of Parents counsel as described in Section 9(l) above;

        such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

        written resignation of all of the officers and directors of Parent and Merger Sub and the written appointment of the Companys nominees as directors and officers of Parent; and

        all other items the delivery of which is a condition precedent to the obligations of the Company as set forth in Section 9 hereof.

    Finders Fees. Each Major Shareholder Parent and Merger Sub jointly and severally represent and warrant to the Company and the Company represents and warrants to each of the Major Shareholders Parent and Merger Sub that none of them or any party acting on their behalf has incurred any liabilities either express or implied to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

    Post-Closing Covenants.

      Financial Statements. After the Closing Parent shall timely file a current report on Form 8-K to report the Merger. In addition for a period of 12 months following the Closing Parent shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by Parent under the Securities Exchange Act of 1934.

      Standard and Poors. If required Parent shall use its commercially reasonable efforts to apply for listing with Standard and Poors Information Service and Blue Sky filings.

      Confidentiality. Each Major Shareholder hereby agrees that after the Closing he or she shall not publicly disclose any confidential information of either Parent Merger Sub or the Company and that he or she shall not make any public statement or announcement regarding the Merger or the business financial condition prospects or operations of Parent or the Company without the prior written consent of the Company (or after the Effective Date Parent).

      Limitation of Subsequent Corporate Actions. It is expressly understood and agreed that the Company and its affiliates and stockholders will take all steps necessary to ensure that with respect to the operations of Parent for a period of twelve months following the Effective Date (i) Parent shall not cause a reverse split of the Parent Common Stock (ii) no shares of Parent Common Stock shall be issued for less than $5.00 per share other than pursuant to options or warrants to purchase Company Common Stock that are converted into options or warrants to purchase Parent Common Stock in connection with the Merger and (iii) the assets of the Surviving Corporation as of the Effective Time shall not be sold transferred or assigned for less than fair market value to any person that is not a direct or indirect wholly-owned subsidiary of Parent.

    Miscellaneous.

      Further Assurances. At any time and from time to time after the Effective Date each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      Waiver. Any failure on the part of any party hereto to comply with any of its obligations agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

      Termination. This Agreement and all obligations hereunder (other than those under Section 16(l)) may be terminated (i) after October 15 2005 at the discretion of either party if the Closing has not occurred by October 15 2005 (unless the Closing date is extended with the consent of both the Company and Parent) for any reason other than the default hereunder by the terminating party (ii) at any time by the non-breaching party if any of the representations and warranties or other agreements made herein by the other party have been materially breached (iii) by mutual written consent of Parent and the Company or (iv) by the Company if the Company Stockholders do not approve the Merger.

      Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail return receipt requested to the last known address of the noticed party.

      Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties their respective heirs administrators executors successors and assigns.

      Entire Agreement. This Agreement and the attached Exhibits including the Certificate of Merger which is attached hereto as Exhibit A is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises conditions representations understandings interpretations or terms of any kind as conditions or inducements to the execution hereof.

      Time. Time is of the essence.

      Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

      Responsibility and Costs. Whether the Merger is consummated or not all fees expenses and out-of-pocket costs including without limitation fees and disbursements of counsel financial advisors and accountants incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses unless the failure to consummate the Merger constitutes a breach of the terms hereof in which event the breaching party shall be responsible for all costs of all parties hereto. Notwithstanding the foregoing however the Major Shareholder shall be responsible for all such costs and expenses incurred by Parent and Merger Sub. The indemnification provisions of Section 10 shall not apply in the event of the termination of this Agreement prior to the Closing as a result of a breach hereof by either party.

      Inapplicability of Indemnification Provisions. The provisions contained in Parents Articles of Incorporation and/or By-laws for indemnifying officers and directors of that company shall not apply to the representations and warranties made herein by each Major Shareholder or the officers of Parent.

      Applicable Law. This Agreement shall be construed and governed by the internal laws of the State of Delaware.

      Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Travis County State of Texas in connection with any action suit proceeding or claim to enforce the provisions of this Agreement to recover damages for breach of or default under this Agreement or otherwise arising under or by reason of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

COLE COMPUTER CORPORATION By: /s/ Wayne Mower Name: Wayne Mower Title:President
WILSON ACQUISITION CORP. By: /s/ Wayne Mower Name: Wayne Mower Title:President
WILSON FAMILY COMMUNITIES INC. By: /s/ Clark N. Wilson Name:Clark N. Wilson Title:President
MAJOR SHAREHOLDERS: Business Growth Funding Inc. By: /s/ Wayne Mower Name: Wayne Mower Title: President

Schedule A

Major Shareholders

Business Group Funding Inc.

4766 Holladay Blvd.

Holladay UT 84117

Exhibit A

Certificate of Merger

Merging

Wilson Acquisition Corp.
(a Delaware corporation)

With and Into

Wilson Family Communities Inc.
(a Delaware corporation)

The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name State of Incorporation

Wilson Family Communities Inc. Delaware

Wilson Acquisition Corp. Delaware

SECOND: That an Agreement and Plan of Reorganization dated September 2 2005 Merger Agreement between the parties to the merger has been approved adopted certified executed and acknowledged by each of the constituent corporations in accordance with the requirements of 251(c) of the Delaware General Corporation Law.

THIRD: That the name of the surviving corporation is Wilson Family Communities Inc.

FOURTH: That the Amended and Restated Certificate of Incorporation of Wilson Family Communities Inc. as amended and in effect immediately prior to the effective time of the merger shall be the Certificate of Incorporation of the Surviving Corporation until further amended as provided therein and under Delaware law.

FIFTH: That the executed Merger Agreement is on file at the principal place of business of the surviving corporation the address of which is 2700 Via Fortuna Suite 400 Austin Texas 78746.

SIXTH: That a copy of the Merger Agreement will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

Dated: ___________________ 2005

Wilson Family Communities Inc.

By:

Name:

Title:

Exhibit B

Escrow Agreement

Press Release

Exhibit 99.1

Cole Computer Corporation Agrees to Merge with Wilson Family Communities Inc.

Austin Texas  September 7 2005: Wilson Family Communities Inc. ("WFC") and Cole Computer Corporation (OTCBB: COLV.OB) ("Cole") today announced they have signed a definitive agreement pursuant to which Cole will acquire WFC in a stock-for-stock transaction. After completion of the merger the combined company will be named Wilson Holdings Inc. and have approximately 19.4 million fully diluted shares outstanding.

WFC engages in strategic land acquisitions as well as developing real estate for and providing services to local home builders. WFC is led by experienced land acquisition and development experts experienced in both the local and national real estate markets. Currently WFCs activities are centered on securing significant real estate holdings in the Central Texas region focusing on the regions developing tollway roads which are expected to become part of the Trans-Texas Corridor road system.

Safe Harbor Statement

Certain statements in this press release that are not historical but are forward looking are subject to known and unknown risks and uncertainties which may cause WFC's actual results in future periods to be materially different from any future performance that may be suggested in this press release. Important factors that might cause future results to differ from those projections include economic and business conditions the availability of financing regulatory approvals and environmental regulations. Further WFC is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond WFC's control.

Contact:

Company Contact: Dan Allen Chief Financial OfficerWilson Family Communities Inc. (512) 732-0932